Exhibit 99.1

NCI Building Systems Reports

Fourth Quarter Fiscal 2011 Results

Fourth Quarter Highlights

-	Operating Income and EBITDA More than Doubled on a 17% Revenue Increase

-	Broad-based Revenue Growth and Profitability Led By Engineered Building Systems

-	Net Income was $3.4 million

-	Bookings Increased 35%

Fiscal 2011 Highlights

-	Revenues Increased 10% to $960 million

-	Adjusted EBITDA was $35.6 million, up 121%

-	Cash Flow From Operations Reached $42 million

-	Backlog at Fiscal Year-end was $215 million

HOUSTON, December 6, 2011 /PRNewswire/ — NCI Building Systems, Inc. (NYSE: NCS) today reported financial results for the fourth quarter and fiscal year ended October 30, 2011.

Fourth Quarter 2011 Financial Results

“Our fourth quarter results clearly demonstrate the significant operating leverage that is built into our business model as a result of the restructuring we have executed in our manufacturing, engineering and supply-chain operations over the past three years. These internal improvements have enabled us to post increases in profitability that far outpace revenue and volume gains, benefiting from even modestly better business conditions,” said Norman C. Chambers, Chairman, President and Chief Executive Officer. “In the fourth fiscal quarter, our total volume was up 6.4% on a year-over-year basis, while new starts in the nonresidential construction market measured in square footage declined 4.1% as reported by McGraw-Hill. This outperformance reflected improved demand from certain sectors of our addressable market as well as our ability to maintain or increase market share across all of our business segments.”

“Each of our business units contributed to operating profitability in the fourth quarter, led again this quarter by our Engineered Buildings group, which moved to an operating profit of $10.7 million from a year-ago operating loss of $3.9 million, on a 21% revenue increase. Similar to the third quarter, bookings increased substantially, up 35% year-over-year. For the third consecutive quarter, we experienced a significant increase in the rate of converting our backlog into production, a metric that was up nearly 30% this period compared to the last several years. This was due to the continued greater proportion of “book for production” business in our backlog and our shortened delivery times, both changes largely driven by the success of our Express Buildings program.”

“As expected, second half fiscal 2011 performance was significantly better than that of the first half, reflecting the combination of improved conditions in markets such as manufacturing, energy and mining, which have historically accounted for a large portion of our business, and the increased efficiency of our operating footprint. In the last six months of the fiscal year, we achieved year-over-year growth in revenues and adjusted EBITDA of 11.7%, and 82.6%, respectively, and revenues for the second half of the fiscal year were 145% higher than our backlog at April 30, 2011, representing a return to more normalized performance levels.”

For the fourth fiscal quarter, sales were $282 million, up 17% from the $241 million reported in last year’s fourth quarter and a 7.5% sequential increase over the $262 million reported in the prior quarter. Gross profit margin was 21% compared to 19.2% in the year-ago fourth quarter and 21.7% in the prior quarter. Excluding the asset impairment charge of $1.2 million, gross profit margin would have been 21.4% for this year’s fourth quarter.

Engineering, selling, general and administrative expenses were $51.1 million, or 18.1% of revenues. This compares to $48.5 million, or 20.1% of revenues in last year’s fourth quarter, and $50.9 million, or 19.4% of revenues in the prior quarter. The Company posted an adjusted operating profit of $9.3 million compared to last year’s fourth quarter adjusted operating loss of $1.7 million and an adjusted operating profit of $5.9 million in the third quarter of fiscal 2011. Adjusted EBITDA, defined as earnings before interest, taxes, depreciation and amortization, and cash and other non-cash items, in accordance with the Company’s bank credit agreement was $17.5 million compared to $7.5 million in last year’s fourth quarter and $14.7 million for the 2011 third quarter.

For the fourth fiscal quarter, the Company reported net income of $3.4 million. Including the accrual of preferred stock dividends and accretion of $6.5 million and a non-cash beneficial conversion feature charge of $1.4 million, the net loss applicable to common shares was $4.4 million. In last year’s fourth quarter, the Company incurred a net loss of $5.4 million and net loss applicable to common shares of $18.6 million, which included the accrual of preferred stock dividends and accretion of $8.9 million and a non-cash beneficial conversion feature charge of $4.2 million. In the 2011 third quarter, the Company reported net income of $2.6 million. The net loss applicable to common shares was $13.1 million, which included the accrual of convertible preferred stock dividends and accretion of $9.2 million and a non-cash beneficial conversion feature benefit of $6.5 million.

For this year’s fourth fiscal quarter, the adjusted loss per diluted share, excluding the non-cash beneficial conversion charge and other special items, was $0.11; the reported net loss per diluted share was $0.24. This compares to an adjusted net loss per diluted share of $0.72 and a reported net loss per diluted share of $1.01 in last year’s fourth quarter, and an adjusted net loss per diluted share of $0.38 and a reported net loss per diluted share of $0.71 in the 2011 third quarter.

The weighted average number of common shares used in the calculation of fourth fiscal quarter 2011 per share amounts was 18.6 million compared to 18.4 million last year.

Inventory levels increased 8.8% over last year’s fourth quarter to $88.5 million, as higher per unit costs more than offset the benefit of having lower quantities of steel on hand than in the year-ago period. Annualized inventory turnover was 8.9 turns for the fourth quarter compared to 8.6 turns for the fourth quarter last year.

For full year 2011, capital expenditures were $21 million; net cash from operating activities was positive $42 million.

Recent Development

As previously reported, the Company’s ability to pay cash dividends on its Series B Cumulative Convertible Participating Preferred Stock is limited by the terms of the Company’s credit facility. If not paid in cash at an 8% rate, the Company has the option to pay the dividend in-kind (or “PIK”) at 12%. For the second consecutive quarter, the Company has reached an agreement with the holders of the preferred stock to pay the dividend due on December 15, 2011 in-kind, but at the lower rate of 8%. The determination of cash payment versus PIK of the preferred dividends will be made each quarter, and there is no assurance that the holders of preferred stock will agree to this lower rate of 8% in future periods.

Fourth Quarter Segment Performance

The Company reported an adjusted operating profit of $9.3 million, which is reconciled with the reported GAAP operating income (loss) in the table below.

NCI BUILDING SYSTEMS, INC.

BUSINESS SEGMENTS

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES

(Unaudited)

(In thousands)

	For the Three Months Ended October 30, 2011
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated
Operating income (loss), GAAP basis	$4,903	$6,345	$10,698	$(14,162)	$7,784
Asset impairments	—	9	958	247	1,214
Restructuring charges	—	—	283	—	283

“Adjusted” operating income (loss) (1)	$4,903	$6,354	$11,939	$(13,915)	$9,281

(1)	The Company discloses a tabular comparison of “Adjusted” operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. “Adjusted” operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our consolidated statement of operations.

“Each of our three business segments contributed to the strong improvement in operating results in the 2011 fourth quarter,” Mr. Chambers said.

The Components group’s third-party sales increased 11% in the fourth quarter as compared to the year-ago period on a modest increase in volume. Similar to the third quarter, higher raw material costs reduced the unit’s profitability. Cost containment initiatives, however, enabled the segment to maintain a reasonable operating margin.

The Coatings group continued to successfully sell its products to end users outside of the nonresidential construction industry and posted a 23% increase in third-party sales. Operating income increased 31% compared to the prior year as a result of higher volumes, which was reflected in double-digit increases in both third-party and intersegment sales.

The Buildings group’s third-party revenues increased 20% year-over-year, and operating profit was $10.7 million, representing a $14.6 million improvement over the prior year. Improved demand for “design and build” projects, effective brand marketing, superior execution and commercial discipline all contributed to the significantly improved results.

Full Year 2011 Highlights

-	Revenues increased 10% to $960 million from $871 million

-	Adjusted EBITDA was $35.6 million, up 121% from $16.1 million

-	Cash Flow from Operations was $42 million up from $6.3 million

-	Net debt was reduced to $51.7 million from $58.9 million at last year’s fiscal year-end

Market Commentary

McGraw-Hill reported that new construction activity measured in square feet was down 4.1% in the fourth quarter of the Company’s fiscal 2011 compared to the same period of 2010. For fiscal year 2011, NCI’s traditionally strong manufacturing and warehousing market increased 11% compared to a 5% decline for the overall nonresidential market, as reported in McGraw-Hill’s October data.

The American Institute of Architect’s Architectural Billing Index published for October was somewhat improved but still below the benchmark level that indicates expansion. However, the commercial and industrial sector of the index posted its second consecutive month of growth in October.

Outlook

“For the first time since 2007, we returned to our historical seasonal pattern of fourth quarter results outpacing those of the third quarter, which we believe points to positive momentum as we enter fiscal 2012. There is still little evidence of a sustained U.S. economic recovery that would benefit all of our businesses, and global economic conditions remain a concern. Our Buildings group’s bookings and backlog continues to point to a much improved start of 2012. Stronger first half comparisons coupled with our expectations for improved performance resulting from our operating leverage and business unit growth initiatives should enable us to deliver another year of significant improvement in EBITDA,” Mr. Chambers concluded.

The NCI Building Systems, Inc. fourth quarter conference call is scheduled for December 6, 2011, at 5:00 PM ET. Please call 1-800-860-2442 (International: 412-858-4600) to participate in the call. To listen to a live broadcast of the call over the Internet or to review the archived call, please visit the Company’s website at www.ncilp.com. To access the taped replay, please dial 1-877-344-7529 or 412-317-0088 and the passcode 10007046# when prompted. The Webcast archive and taped replay will both be available two hours after the call through December 13, 2011.

NCI Building Systems, Inc. is one of North America’s largest integrated manufacturers of metal products for the nonresidential building industry. NCI is comprised of a family of companies operating manufacturing facilities across the United States and Mexico, with additional sales and distribution offices throughout the United States and Canada.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “guidance,” “potential,” “anticipate,” “plan,” “expect,” “should,” “will” or similar expressions are intended to identify forward-looking statements in this press release. These forward-looking statements reflect our current expectations and/or beliefs concerning future events. However, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially include, but are not limited to, industry cyclicality and seasonality and adverse weather conditions; ability to service the Company’s debt; fluctuations in customer demand and other patterns; raw material pricing and supply; competitive activity and pricing pressure; general economic conditions affecting the construction industry; financial crises or fluctuations in the U.S. and abroad; changes in laws or regulations; and the volatility of the Company’s stock price. See also the risk factors in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2010 and in its subsequent quarterly reports on Form 10-Q, which identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. NCI expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements, whether as a result of new information, future events or otherwise.

NCI BUILDING SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	For the Three Months Ended		For the Year Ended
	October 30, 2011	October 31, 2010	October 30, 2011	October 31, 2010
Sales	$281,788	$241,454	$959,577	$870,526
Cost of sales, excluding asset impairments, net	221,382	194,876	758,023	699,641
Asset impairments, net	1,214	221	1,121	1,070

Gross profit	59,192	46,357	200,433	169,815
	21.0%	19.2%	20.9%	19.5%
Engineering, selling, general and administrative expenses	51,125	48,503	202,352	190,870
Restructuring charges (recovery)	283	1,628	(292)	3,532

Income (loss) from operations	7,784	(3,774)	(1,627)	(24,587)

Interest income	24	22	127	91
Interest expense	(3,709)	(4,280)	(15,723)	(17,918)
Refinancing costs	—	250	—	76
Other income (expense), net	(290)	552	876	2,131

Income (loss) before income taxes	3,809	(7,230)	(16,347)	(40,207)
Provision (benefit) from income taxes	398	(1,794)	(6,397)	(13,330)

	10.4%	24.8%	39.1%	33.2%
Net income (loss)	$3,411	$(5,436)	$(9,950)	$(26,877)
Convertible preferred stock dividends and accretion	6,454	8,877	28,120	34,055
Convertible preferred stock beneficial conversion feature	1,356	4,243	9,396	250,295

Net loss applicable to common shares	$(4,399)	$(18,556)	$(47,466)	$(311,227)

Loss per common share:
Basic	$(0.24)	$(1.01)	$(2.58)	$(17.07)
Diluted	$(0.24)	$(1.01)	$(2.58)	$(17.07)
Weighted average number of common shares outstanding:
Basic	18,632	18,365	18,369	18,229
Diluted	18,632	18,365	18,369	18,229
Increase in sales	16.7%		10.2%
Gross profit percentage	21.0%	19.2%	20.9%	19.5%
Engineering, selling, general and administrative expenses percentage	18.1%	20.1%	21.1%	21.9%

NCI BUILDING SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	October 30,	October 31,
	2011	2010
	(Unaudited)
ASSETS
Cash and cash equivalents	$78,982	$77,419
Restricted cash	2,836	2,839
Accounts receivable, net	95,381	81,896
Inventories, net	88,531	81,386
Deferred income taxes	20,405	15,101
Income tax receivable	1,272	15,919
Prepaid expenses and other	14,847	13,923
Investments in debt and equity securities, at market	4,483	3,738
Assets held for sale	4,874	6,114

Total current assets	311,611	298,335

Property plant and equipment, net	208,514	214,453
Goodwill	5,200	5,200
Intangible assets, net	24,254	26,312
Other assets	11,575	16,224

Total assets	$561,154	$560,524

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Note payable	$292	$289
Accounts payable	88,158	70,589
Accrued compensation and benefits	34,616	31,731
Accrued interest	1,309	1,546
Other accrued expenses	49,668	46,723

Total current liabilities	174,043	150,878

Long-term debt	130,699	136,305
Deferred income taxes	7,312	10,947
Other long-term liabilities	10,081	4,820

Total long-term liabilities	148,092	152,072

Series B cumulative convertible participating preferred stock	273,950	256,870

Redeemable common stock	759	3,418

Common stock	924	921
Additional paid-in capital	235,767	255,248
Accumulated deficit	(266,896)	(256,946)
Accumulated other comprehensive loss	(5,485)	(1,937)

Total stockholders’ deficit	(35,690)	(2,714)

Total liabilities and stockholders’ deficit	$561,154	$560,524

NCI BUILDING SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Year Ended
	October 30, 2011	October 31, 2010
Cash flows from operating activities:
Net loss	$(9,950)	$(26,877)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	33,214	34,504
Share-based compensation expense	6,908	4,953
Gain on embedded derivative	(25)	(937)
Loss on sale of property, plant and equipment	50	180
Refinancing costs	—	(76)
Provision for doubtful accounts	1,844	78
Asset impairments, net	1,121	1,070
Provision (benefit) from deferred income taxes	(6,397)	43
Changes in working capital:
Accounts receivable	(15,329)	915
Inventories	(7,145)	(9,849)
Income tax receivable	14,382	12,434
Prepaid expenses and other	(247)	1,736
Accounts payable	17,569	150
Accrued expenses	5,668	(12,975)
Other, net	238	957

Net cash provided by operating activities	41,901	6,306

Cash flows from investing activities:
Capital expenditures	(21,040)	(14,030)
Proceeds from sale of property, plant and equipment	583	767

Net cash used in investing activities	(20,457)	(13,263)

Cash flows from financing activities:
Payment of convertible notes	—	(59)
Proceeds from ABL Facility	43	245
Payments on ABL Facility	(43)	(246)
Decrease of restricted cash	3	10,140
Payment of cash dividends on Convertible Preferred Stock	(11,039)	—
Payments on term loan	(5,250)	(13,695)
Payments on note payable	(1,543)	(1,724)
Payments on other long-term debt	(355)	(190)
Payment of financing costs	(200)	(125)
Purchase of treasury stock	(1,477)	(381)

Net cash used in financing activities	(19,861)	(6,035)

Effect of exchange rate changes on cash and cash equivalents	(20)	(8)
Net increase (decrease) in cash and cash equivalents	1,563	(13,000)
Cash and cash equivalents at beginning of period	77,419	90,419

Cash and cash equivalents at end of period	$78,982	$77,419

NCI BUILDING SYSTEMS, INC.

BUSINESS SEGMENTS

(Unaudited)

(In thousands)

	Three Months Ended		Three Months Ended		$	%
	October 30, 2011		October 31, 2010		Inc/(Dec)	Change
		% of		% of
		Total		Total
Sales:		Sales		Sales
Metal coil coating	$56,425	16	$46,884	16	$9,541	20.4%
Metal components	127,925	37	118,475	39	9,450	8.0%
Engineered building systems	162,346	47	133,959	45	28,387	21.2%

Total sales	346,696	100	299,318	100	47,378	15.8%
Less: Intersegment sales	64,908	19	57,864	19	7,044	12.2%

Total net sales	$281,788	81	$241,454	81	$40,334	16.7%

		% of		% of
		Total		Total
Operating income (loss):		Sales		Sales
Metal coil coating	$4,903	9	$3,754	8	$1,149	30.6%
Metal components	6,345	5	8,820	7	(2,475)	-28.1%
Engineered building systems	10,698	7	(3,859)	(3)	14,557	377.2%
Corporate	(14,162)	—	(12,489)	—	(1,673)	-13.4%

Total operating income (loss) (% of net sales)	$7,784	3	$(3,774)	(2)	$11,558	306.3%

	Fiscal Year Ended		Fiscal Year Ended		$	%
	October 30, 2011		October 31, 2010		Inc/(Dec)	Change
		% of		% of
		Total		Total
Sales:		Sales		Sales
Metal coil coating	$201,098	17	$181,874	17	$19,224	10.6%
Metal components	437,655	37	415,857	38	21,798	5.2%
Engineered building systems	548,594	46	490,746	45	57,848	11.8%

Total sales	1,187,347	100	1,088,477	100	98,870	9.1%
Less: Intersegment sales	227,770	19	217,951	20	9,819	4.5%

Total net sales	$959,577	81	$870,526	80	$89,051	10.2%

		% of		% of
		Total		Total
Operating income (loss):		Sales		Sales
Metal coil coating	$17,944	9	$16,166	9	$1,778	11.0%
Metal components	20,643	5	26,791	6	(6,148)	-22.9%
Engineered building systems	13,011	2	(18,438)	(4)	31,449	170.6%
Corporate	(53,225)	—	(49,106)	—	(4,119)	-8.4%

Total operating income (loss) (% of net sales)	$(1,627)	(0)	$(24,587)	(3)	$22,960	93.4%

NCI BUILDING SYSTEMS, INC.

BUSINESS SEGMENTS

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES

FOR THE THREE MONTHS ENDED October 30, 2011 AND October 31, 2010

(Unaudited)

(In thousands)

	For the Three Months Ended October 30, 2011
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated
Operating income (loss), GAAP basis	$4,903	$6,345	$10,698	$(14,162)	$7,784
Asset impairments	—	9	958	247	1,214
Restructuring charges	—	—	283	—	283

“Adjusted” operating income (loss) (1)	$4,903	$6,354	$11,939	$(13,915)	$9,281

	For the Three Months Ended October 31, 2010
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated
Operating income (loss), GAAP basis	$3,754	$8,820	$(3,859)	$(12,489)	$(3,774)
Asset impairments	—	221	—	—	221
Restructuring charges	—	95	1,533	—	1,628
Environmental and other contingency adjustments	—	—	178	—	178

“Adjusted” operating income (loss) (1)	$3,754	$9,136	$(2,148)	$(12,489)	$(1,747)

(1)	The Company discloses a tabular comparison of “Adjusted” operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. “Adjusted” operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our consolidated statement of operations.

NCI BUILDING SYSTEMS, INC.

BUSINESS SEGMENTS

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES

FOR THE FISCAL YEAR ENDED OCTOBER 30, 2011 AND OCTOBER 31, 2010

(Unaudited)

(In thousands)

	For the Fiscal Year Ended October 30, 2011
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated
Operating income (loss), GAAP basis	$17,944	$20,643	$13,011	$(53,225)	$(1,627)
Asset impairments (recoveries)	—	(84)	958	247	1,121
Restructuring recovery	—	—	(292)	—	(292)
Pre-acquisition contingency adjustment	—	—	252	—	252
Increase in actuarial determined general liability self-insurance reserve	—	2,398	—	—	2,398

“Adjusted” operating income (loss) (1)	$17,944	$22,957	$13,929	$(52,978)	$1,852

	For the Fiscal Year Ended October 31, 2010
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated
Operating income (loss), GAAP basis	$16,166	$26,791	$(18,438)	$(49,106)	$(24,587)
Asset impairments	—	147	923	—	1,070
Restructuring charges	—	510	3,022	—	3,532
Environmental and other contingency adjustments	—	—	178	—	178

“Adjusted” operating income (loss) (1)	$16,166	$27,448	$(14,315)	$(49,106)	$(19,807)

(1)	The Company discloses a tabular comparison of “Adjusted” operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. “Adjusted” operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our consolidated statement of operations.

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,

AMORTIZATION AND OTHER NONCASH ITEMS (“ADJUSTED EBITDA”)

(Unaudited)

(In thousands)

	1st Qtr January 30, 2011	2nd Qtr May 1, 2011	3rd Qtr July 31, 2011	4th Qtr October 30, 2011	Trailing 12 Months October 30, 2011
Net income (loss)	$(12,725)	$(3,229)	$2,593	$3,411	$(9,950)
Add:
Depreciation and amortization	7,236	7,187	7,187	6,753	28,363
Consolidated interest expense, net	4,177	3,870	3,864	3,685	15,596
Provision (benefit) from income taxes	(5,009)	(1,786)	—	398	(6,397)
Non-cash charges:
Stock-based compensation	1,685	1,671	1,776	1,776	6,908
Asset impairments (recoveries)	—	—	(93)	1,214	1,121
Embedded derivative	(7)	(6)	(6)	(6)	(25)
Pre-acquisition contingency adjustment	252	—	—	—	252
Cash restructuring charges (recoveries)	—	—	(575)	283	(292)
Transaction costs	—	—	—	—	—

Adjusted EBITDA (1)	$(4,391)	$7,707	$14,746	$17,514	$35,576

	1st Qtr January 31, 2010	2nd Qtr May 2nd, 2010	3rd Qtr August 1, 2010	4th Qtr October 31, 2010	Trailing 12 Months October 31, 2010
Net income (loss)	$(10,486)	$(7,656)	$(3,299)	$(5,436)	$(26,877)
Add:
Depreciation and amortization	7,521	7,480	7,457	7,309	29,767
Consolidated interest expense, net	4,507	4,670	4,392	4,258	17,827
Benefit from income taxes	(5,779)	(5,536)	(221)	(1,794)	(13,330)
Non-cash charges:
Stock-based compensation	801	1,403	1,374	1,375	4,953
Asset impairments (recoveries)	1,029	(116)	(64)	221	1,070
Embedded derivative	(919)	(4)	(7)	(7)	(937)
Pre-acquisition contingency adjustment	—	—	—	178	178
Cash restructuring charges	524	829	551	1,628	3,532
Transaction costs	174	—	—	(250)	(76)

Adjusted EBITDA (1)	$(2,628)	$1,070	$10,183	$7,482	$16,107

(1)	On October 20, 2009, the Company amended and restated its Term Note facility which defines adjusted EBITDA. Adjusted EBITDA excludes non-cash charges for goodwill and other asset impairments, lower of cost or market charges and stock compensation as well as certain non-recurring charges. As such, the historical information is presented in accordance with the definition above. Concurrent with the amendment and restatement of the Term Note facility, the Company entered into an Asset-Backed Lending facility which has substantially the same definition of adjusted EBITDA except that the ABL facility caps certain non-recurring charges. The Company is disclosing adjusted EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results.

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

“ADJUSTED” LOSS PER DILUTED COMMON SHARE AND NET LOSS COMPARISON

(Unaudited)

	Fiscal Three Months Ended		Fiscal Year Ended
	October 30,	October 31,	October 30,	October 31,
	2011	2010	2011	2010
Loss per diluted common share, GAAP basis	$(0.24)	$(1.01)	$(2.58)	$(17.07)
Refinancing costs, net of taxes	—	(0.01)	—	(0.00)
Convertible preferred stock beneficial conversion feature	0.07	0.23	0.51	13.73
Restructuring charges (recovery), net of taxes	0.01	0.05	(0.01)	0.12
Asset impairments, net of taxes	0.04	0.01	0.04	0.03
Gain on embedded derivative, net of taxes	(0.00)	(0.00)	(0.00)	(0.03)
Increase in actuarial determined general liability self-insurance reserve, net of taxes	—	—	0.08	—
Pre-acquisition contingency adjustment, net of taxes	—	0.01	0.01	0.01

“Adjusted” loss per diluted common share (1)	$(0.11)	$(0.72)	$(1.96)	$(3.21)

	Fiscal Three Months Ended		Fiscal Year Ended
	October 30,	October 31,	October 30,	October 31,
	2011	2010	2011	2010
Net loss applicable to common shares, GAAP basis	$(4,399)	$(18,556)	$(47,466)	$(311,227)
Refinancing costs, net of taxes	—	(163)	—	(49)
Convertible preferred stock beneficial conversion feature	1,356	4,242	9,396	250,294
Restructuring charges (recovery), net of taxes	174	1,058	(180)	2,296
Asset impairments, net of taxes	748	144	691	696
Gain on embedded derivative, net of taxes	(4)	(4)	(16)	(609)
Increase in actuarial determined general liability self-insurance reserve, net of taxes	—	—	1,477	—
Pre-acquisition contingency adjustment, net of taxes	—	116	181	116

“Adjusted” net loss applicable to common shares (1)	$(2,125)	$(13,163)	$(35,917)	$(58,483)

(1)	The Company discloses a tabular comparison of “Adjusted” loss per diluted common share and net loss, which are non-GAAP measures, because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. “Adjusted” loss per diluted common share and net loss should not be considered in isolation or as a substitute for loss per diluted common share and net loss as reported on the face of our consolidated statement of operations.

NCI Building Systems, Inc.

Reconciliation of Segment Sales to Third Party Segment Sales (Internal Information)

(Unaudited)

(In thousands)

	4th Qtr 2011		4th Qtr 2010		Inc/(Dec)	% Change
Metal Coil Coating
Total Sales	56,425	16%	46,884	16%	9,541	20%
Less: Intersegment sales	35,030		29,433		5,597	19%

Third Party Sales	21,395	8%	17,451	7%	3,944	23%

Operating Income (Loss)	4,903	23%	3,754	22%	1,149	31%

Metal Components
Total	127,925	36%	118,475	39%	9,450	8%
Less: Intersegment sales	23,758		24,329		(571)	-2%

Third Party Sales	104,167	35%	94,146	39%	10,021	11%

Operating Income (Loss)	6,345	6%	8,820	9%	(2,475)	-28%

Engineered Building Systems
Total	162,346	48%	133,959	45%	28,387	21%
Less: Intersegment sales	6,120		4,102		2,018	49%

Third Party Sales	156,226	57%	129,857	54%	26,369	20%

Operating Income (Loss)	10,698	7%	(3,859)	-3%	14,557	377%

Consolidated
Total	346,696	100%	299,318	100%	47,378	16%
Less: Intersegment sales	64,908		57,864		7,044	12%

Third Party Sales	281,788	100%	241,454	100%	40,334	17%
	—
Operating Income (Loss)	7,784	3%	(3,774)	-2%	11,558	306%

	YTD 4th Qtr 2011		YTD 4th Qtr 2010		Inc/(Dec)	% Change
Metal Coil Coating
Total Sales	201,098	17%	181,874	17%	19,224	11%
Less: Intersegment sales	125,704		116,634		9,070	8%

Third Party Sales	75,394	8%	65,240	7%	10,154	16%

Operating Income (Loss)	17,944	24%	16,166	25%	1,778	11%

Metal Components
Total	437,655	37%	415,857	38%	21,798	5%
Less: Intersegment sales	83,858		87,780		(3,922)	-4%

Third Party Sales	353,797	37%	328,077	38%	25,720	8%

Operating Income (Loss)	20,643	6%	26,791	8%	(6,148)	-23%

Engineered Building Systems
Total	548,594	46%	490,746	45%	57,848	12%
Less: Intersegment sales	18,208		13,537		4,671	35%

Third Party Sales	530,386	55%	477,209	55%	53,177	11%

Operating Income (Loss)	13,011	2%	(18,438)	-4%	31,449	171%

Consolidated
Total	1,187,347	100%	1,088,477	100%	98,870	9%
Less: Intersegment sales	227,770		217,951		9,819	5%

Third Party Sales	959,577	100%	870,526	100%	89,051	10%
	—
Operating Income (Loss)	(1,627)	0%	(24,587)	-3%	22,960	93%

CONTACT:

NCI Building Systems, Inc. Investor Relations

281-897-7788